As Filed with the Securities and Exchange Commission on November 15, 2004 Registration No. ___________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                       Tennessee                                 45-0471419
(State or other jurisdiction of incorporation or             (I.R.S.  Employer
organization)                                                Identification No.)

                            401 South Illinois Avenue
                               Oak Ridge, TN 37830
                                 (865) 483-9444
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Thomas E. Tuck
                       President & Chief Executive Officer
                    Tennessee Valley Financial Holdings, Inc.
                            401 South Illinois Avenue
                               Oak Ridge, TN 37830
                                 (865) 483-9444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                    Copy to:
                               Linda Crouch, Esq.
               Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
                              207 Mockingbird Lane
                                 PO BOX 3038 CRS
                             Johnson City, TN 37602
                                 (423) 975-7623

                            -------------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities   Amount to be   Proposed Maximum             Proposed Maximum           Amount of
to be Registered                    Registered(1)  Offering Price Per Share(2)  Aggregate Offering Price   Registration Fee
---------------------------------  --------------- ---------------------------  ------------------------   ----------------
Common Stock, $1.00 par value           25,000               $26.00                   $650,000                  $83.00
     per share
---------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(d) under the Securities Act.

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by Tennessee Valley Financial Holdings, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of date subsequent to the date hereof.


                    TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.

                           DIVIDEND REINVESTMENT PLAN

                                  25,000 Shares
                          Common Stock, $1.00 par value

                                  -------------

The Dividend Reinvestment Plan (the "Plan"), described herein, offers the holders of common stock of Tennessee Valley Financial Holdings, Inc. ("TVFH") a simple and convenient method of increasing your holdings in our company by directly reinvesting your dividends. Stockholders who participate in the Plan ("Participants") will have the cash dividends paid on their shares of common stock automatically reinvested in shares of common stock. A Participant may elect to reinvest dividends on either all or a portion of his or her shares of common stock.

This Prospectus relates to 25,000 authorized and unissued or treasury shares of our common stock registered for sale under the Plan, together with any additional shares resulting from any stock splits, dividends, recapitalizations or similar transactions. Shares of common stock acquired for the Plan will generally be purchased from us directly.

Initially, you may elect to have the cash dividends you receive reinvested in additional shares at a price of $26.00 per share.

Stockholders who do not elect to participate in the Plan will continue to receive dividends, as declared and paid, by check or advice of credit. Participants will have their dividends, as declared and paid, automatically reinvested as further described herein.

We are not offering our common stock in any state where the offer is not permitted.

It is suggested that this Prospectus be retained for your future reference.


                                  -------------

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 -------------


                The date of this Prospectus is November 15, 2004.

                                TABLE OF CONTENTS

THE COMPANY....................................................................1
THE DIVIDEND REINVESTMENT PLAN.................................................1
DETERMINATION OF PRICE.........................................................6
USE OF PROCEEDS................................................................7
PLAN OF DISTRIBUTION...........................................................7
INDEMNIFICATION OF OFFICERS, DIRECTORS AND AFFILIATES..........................7
LEGAL MATTERS..................................................................7
EXPERTS........................................................................7
WHERE YOU CAN FIND ADDITIONAL INFORMATION......................................7
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................8
EXHIBIT A......................................................................9

                                   THE COMPANY

     Tennessee Valley Financial Holdings, Inc. is a Tennessee business corporation formed for the purpose of acquiring TNBank, a Tennessee banking corporation, which we refer to as the "Bank," by means of a share exchange thereby becoming a registered bank holding company under the Federal Reserve Act. On April 30, 2002, the shareholders of the Bank approved a plan of share exchange under which they exchanged their shares of the Bank, on a one for one basis, for our common shares. The exchange became effective on May 9, 2002. Our only activity is owning the Bank.

     The Bank commenced operations as a state chartered bank on May 30, 1995. The Bank's deposit accounts are insured under the Federal Deposit Insurance Act, up to the maximum applicable limits thereof. The Bank is not currently a member of the Federal Reserve System.

     The Bank has its main office and two branch locations, one in Oak Ridge and one located in Knoxville.


                         THE DIVIDEND REINVESTMENT PLAN

     The following question and answer format constitutes the Dividend Reinvestment Plan (the "Plan"). The Plan is supplemented by the Stockholder Investment Services Agreement (the "Agreement") which will exist between the stockholders participating in the Plan (the "Participants") and Illinois Stock Transfer Company, which will administer the Plan (the "Administrator").

1. What is the purpose of the Plan?

     The purpose of the Plan is to provide participating stockholders with a simple and convenient method of investing cash dividends paid by us on our shares of common stock into additional shares of common stock. The Administrator will purchase authorized but unissued or treasury shares of common stock directly from us. We will apply the proceeds from the purchase of authorized but unissued shares or treasury shares of common stock to general corporate purposes. If we list our shares on a national stock exchange or include them for quotation on a national market system, we will, at our option, either purchase shares for you under the Plan on the exchange or market at the prevailing market price on the record date for dividend or issue the shares to you directly from our authorized but unissued shares.

2. Who is eligible to participate?

     All holders of record of our common stock are eligible to participate in the Plan. Stockholders whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become holders of record by having their shares transferred into their own names (for instance, having an actual stock certificate(s) issued in their own respective name(s)), or must instruct their broker or nominee to act for them with respect to becoming a Participant and for any elections to be made under the Plan.

     Stockholders with questions regarding their eligibility to participate in the Plan should contact the Administrator at the address provided in Question 4.

3. What are the advantages of the Plan?

     Participants in the Plan will gain the following advantages:

     o reinvestment of dividends through the purchase of shares of common stock without the payment of any brokerage commissions;
     o full investment use of funds because the Plan is able to credit accounts with fractional shares; and
     o the avoidance of cumbersome safekeeping and record-keeping costs due to the custodial service and reporting which are provided as part of the Plan. Custodial services are optional for Participants.

4.    Who administers the Plan for Participants?

     Illinois Stock Transfer Company, our transfer agent, administers the Plan for us, serves as Administrator for Participants, keeps records, sends statements of account to Participants and performs other duties related to the Plan. Shares of common stock purchased under the Plan will be registered in the name of the Administrator (or its nominee) and credited to the account of individual Participants. All communications to the Administrator regarding the Plan should be addressed to:

         Illinois Stock Transfer Company
         209 West Jackson Boulevard, Suite 903
         Chicago, IL 60606-6905
         Phone:   312-427-2953
                  800-757-5755
         Fax:     312-427-2879
         Hours:   7:30 AM to 4:00 PM Central Time
         Web:     www.illinoisstocktransfer.com

5. How does a person participate?

     A person who is a record holder of our common stock may join the Plan at any time by completing and signing the Stockholder Authorization Card and returning it to the Administrator. Such authorization will be effective as of the first dividend payment date after receipt by the Administrator of the Authorization Card, provided that it is received on or before five business days before the record date for that dividend. All authorizations currently on file are deemed to remain in effect until terminated by the respective stockholders. Additional Stockholder Authorization Cards may be obtained by writing to the Administrator.

6. What are the features under the Plan?

     Participants may elect to reinvest dividends on either all or a portion of their certificated shares of common stock then or subsequently held, and reinvest dividends paid on all or a portion of shares of common stock held or subsequently held by the Plan.

     The Administrator will automatically reinvest all dividends paid on shares of common stock held by the Plan until participation with respect to these shares is terminated. Information regarding the termination of participation is provided in Question 21. The Stockholder Authorization Card allows stockholders to indicate how they wish to participate in the Plan.

     Participants may also send to the Administrator for safekeeping any certificated shares of common stock which they currently hold or subsequently acquire (see Question 16). Only Participants in the Plan can take advantage of having the Administrator hold their shares for safekeeping.

7. When may a person join the Plan?

     A stockholder may join the Plan at any time. If the Administrator receives a Participant's Stockholder Authorization Card on or before five business days before the record date established for a particular dividend, reinvestment will commence with that dividend. We currently intend to pay dividends annually in the month of December, and the deadline is approximately two weeks prior to the payable date. If the Stockholder Authorization Card is received after the record date established for a particular dividend, then the reinvestment of dividends will not begin until the next dividend payment date.

8. How does the reinvestment of dividends work?

     The Plan works automatically. Instead of sending dividend payments on participating shares to Participants, we forward these payments to the Administrator. The Administrator will automatically reinvest such funds, reduced by any required withholding for federal income tax purposes (see Question 20), in additional shares of common stock.

9. When and at what price will shares of common stock be purchased under the Plan?

     The Administrator will use dividend proceeds to purchase common stock as soon as practicable (typically within five business days), but in no event later than 30 days, after the payment date of the dividend, except where necessary to comply with federal securities laws. Initially, you may elect to have the cash dividends you receive reinvested in additional shares at a price of $26.00 per share. There is no established trading market for our shares. Our Board of Directors has established the $26.00 price based on its business judgment regarding the value of the shares with reference to our current book value, our operations to date and current general market and economic conditions. We may change the selling price at our discretion and we expect to do so on an annual basis. The selling price of $26.00 may not be indicative of the value at which the shares would trade if listed on an organized exchange or the amount a shareholder would received if we liquidated or dissolved. In making purchases for each Participant's account, the Administrator may commingle such Participant's funds with those of other Participants.

10. How many shares of common stock will be purchased for Participants?

     The number of shares to be purchased depends upon the amount of shares the Participants have participating in the Plan, the amount of dividends paid on those shares, as reduced by any withholding for federal income tax purposes (see Question 20) and the purchase price of the common stock. Each Participant's account will be credited with the number of shares, including fractions computed to three decimal places, purchased under the Plan.

11. Are there any expenses to Participants in connection with purchases under the Plan?

     With the exception of sales transactions, special statement reporting, and fees for re-registering or transferring shares, we will pay all brokerage commissions, service charges, and other costs associated with the administration of the Plan. We will pass through any commissions and services charges on the sale of shares, including the liquidation of shares or termination out of the Plan. The Administrator will charge a $10.00 termination fee or a $10.00 Liquidation fee (partial sale) per transaction. The Administrator will assess normal processing fees for special statements or for transferring or re-registering shares.

12. What type of reports will be sent to Participants?

     Following each purchase of shares for a Participant's account, the Administrator will mail to the Participant a statement of account showing the amount invested, purchase price, number of shares purchased, service charges (which will generally be zero on purchases of shares) and other similar information for the year-to-date period. These statements will be a complete record of each Participant's purchases and should be retained for income tax and other purposes. In addition, each Participant will receive copies of all communications sent to record holders of common stock, including our Annual Report to Stockholders, a notice of the annual meeting, proxy statements and Internal Revenue Service ("IRS") information for reporting dividend income received.

13. Will dividends paid on the shares of common stock held in Participants' accounts under the Plan be automatically reinvested?

     As the record holder for any shares of common stock held in Participants' accounts under the Plan, the Administrator will receive dividends paid on all such shares held by the Plan on the dividend record date, will credit such dividends to individual Participants' accounts on the basis of full and fractional shares held and will automatically reinvest such dividends, reduced by any withholding for federal income tax purposes (see Question 20).

14. May a Participant change options under the Plan?

     A Participant may elect at any time to change his or her level of participation by requesting and executing a new Stockholder Authorization Card (or instructions in written form will also be accepted) and returning it to the Administrator. Stockholder Authorization Cards may be obtained by contacting the Administrator. Changes in the level of participation will be effective in the same manner as the initial authorization for participation.

15. Will certificates be issued for shares of common stock purchased under the Plan?

     Shares purchased by the Administrator for a Participant's account will be registered in the name of the Administrator or its nominee and will be held by the Administrator for safekeeping. This feature protects against loss, theft or destruction of stock certificates. The number of shares credited to the account of a Participant under the Plan will be shown on the statement of account sent to each Participant. No certificates will be issued for the shares purchased with the dividends unless expressly requested by the Participant. Certificates representing fractional shares will not be issued under any circumstances.

16. How does the "safekeeping program" work?

     In addition to retaining the shares purchased under the Plan, the Administrator provides a "safekeeping program" under which any certificated shares of common stock sent by a Participant to the Administrator for safekeeping are held for the Participant in a custodial account until certificates are requested. This safekeeping program is available for certificated shares of common stock that a stockholder currently owns and for any certificated shares of common stock which a stockholder subsequently acquires. Only Participants in the Plan may participate in the "safekeeping program."

     If a stockholder would like the Administrator to hold shares which he or she currently holds or subsequently acquires, the stockholder should send the certificates to the Administrator at the address provided in Question 4. There is no charge for the safekeeping service. Stockholders may at any time request that certificates be issued for all or a portion of their shares held for safekeeping by contacting the Administrator in writing. Certificates for fractional shares will not be issued.

17. May a Participant receive certificated shares purchased under the Plan?

     A Participant may at any time withdraw all or a portion of the shares credited to his or her account under the Plan and receive certificates representing such shares by notifying the Administrator in writing that he or she wishes to withdraw shares and specifying the number of whole shares to be received. This notice should be mailed to the Administrator at the address provided in Question 4. Certificates for whole shares of common stock which are withdrawn will be registered in the name of and issued to the Participant. In no case will certificates representing fractional shares be issued.

     All future dividends paid on shares withdrawn pursuant to this question and on shares remaining in the Participant's account will continue to be reinvested until five days after the Administrator receives written notice of termination (see Question 21).

18.  What  happens  to  any  fractional   share  when  a  Participant   requests
certificated shares from the Plan?

     If a Participant's account from which the complete withdrawal of shares is requested contains a fractional share, a cash payment equal to the then established purchase price of the common stock, as determined by our Board of Directors, multiplied by such fraction, together with certificates for the whole shares, will be mailed directly to the Participant.

19. What happens to a Participant's Plan account if all certificated shares of common stock in the Participant's own name are transferred or sold?

     If a Participant disposes of all shares of common stock for which they hold certificates or which are held by a broker on their behalf (i.e., shares which are not held by the Plan), dividends on all shares of common stock held by the Administrator in the Participant's account, including dividends paid on shares held by the Administrator for safekeeping, will continue to be reinvested until the Administrator is notified that the Participant wishes to completely or partially terminate his or her participation in the Plan.

20. What are the federal income tax consequences of participation in the Plan?

     The following general information is provided solely for informational purposes. The information provided in this section or elsewhere in this document should not be construed as tax advice provided by TVFH.

     Under IRS rulings in connection with similar plans, a Participant will be treated for federal income tax purposes as having received a dividend on the dividend payment date equal to the fair market value on the dividend payment date of the shares purchased with reinvested dividends. The amount of dividends reinvested will be eligible, in the case of corporate stockholders, for any dividends received deduction available under the Internal Revenue Code of 1986, as amended (the "Code").

     If the Participant is not subject to the "backup" withholding of federal income tax, the full amount of dividends received will be used to purchase shares under the Plan; however, if the Participant is subject to "backup" withholding, the amount of federal income tax withheld will reduce the amount available to purchase shares. Generally, a Participant is subject to "backup" withholding if: (i) the Participant fails to certify to us his or her social security number and that he or she is not subject to "backup" withholding; (ii) the IRS notifies us that an incorrect number was furnished; or (iii) the Participant is notified that he or she is subject to "backup" withholding under
Section 3406(a)(1)(C) of the Code. Each Participant will be required to furnish a W-9 Card to the Administrator which contains the required certifications to have dividends on shares enrolled in the Plan reinvested without withholding.

     In the case of foreign stockholders, taxable income under the Plan is subject to federal income tax withholding, and the Administrator will make reinvestments net of the amount of tax required to be withheld. Regular statements of account confirming purchases made for foreign Participants will indicate the amounts of tax withheld.

     The tax basis of any shares acquired through the Plan will be the fair market value of such shares on the purchase date as stated on the stockholder's statement. Shares acquired through the Plan will be credited to the Participants' accounts on the day after the purchase date.

     A Participant will not realize any taxable income upon receipt of certificates for whole shares credited to the Participant's account under the Plan, either upon a request for withdrawal of such shares or upon the termination of participation in the Plan; however, upon withdrawal from the Plan, a Participant who receives a cash payment for a fractional share held in the Participant's account will, if the shares are held as a capital asset, realize a capital gain or loss, measured by the difference between the amount of cash received by the Participant and the Participant's basis in the fractional share (which will generally be equal to the price at which such fraction was credited to the Participant's account).

     For further information as to the tax consequences of participation in the Plan and sale of shares received under the Plan, Participants should consult their own tax advisors.

21. How does a Participant terminate participation in the Plan?

     Participants may completely or partially discontinue the reinvestment of their dividends under the Plan at any time by notifying the Administrator in writing to that effect. Notice of complete termination of participation in the Plan should be sent to the Administrator at the address provided in Question 4. To prevent the reinvestment of dividends in accordance with the Plan, notice of termination must be received at least five days prior to the dividend record date for the next dividend to be paid. Participants may decrease (or increase) their level of participation in the Plan by returning to the Administrator a properly completed Stockholder Authorization Card on or before five business days before the record date for which the change is to be effective.

22. What happens if we issue a stock dividend or declare a stock split?

     Any stock dividend or shares resulting from stock splits with respect to shares held in a Participant's account will be credited to the Participant's account in book entry form, and all dividends paid on such shares will be reinvested until the Participant terminates his or her participation in the Plan with respect to such shares (see Question 21).

23. How will a Participant's shares be voted at each meeting of stockholders?

     Each Participant will be sent proxy forms representing both the shares registered in his or her own name and the shares held in his or her Plan account. When signed and returned, such proxies will be voted as directed. If the Participant does not have shares registered in his or her own name, the Participant will be sent a proxy form on which to indicate how the shares held in his or her Plan account are to be voted. If the proxy card or instruction form is not returned, or if it is returned unsigned by the Participant, none of the Participant's shares to which the proxy pertains will be voted.

24. Are there any restrictions on the transferability of common stock purchased under the Plan?

     In general, no resale restrictions should apply to the resale or other transfer of shares of common stock purchased under the Plan. The shares of common stock to be purchased by the Administrator for Participants generally will have been registered by us pursuant to the federal securities laws. However, certain resale restrictions may apply if a Participant is an affiliate of TVFH (for example, an executive officer, director, major stockholder, or a relative of any such person).

25.  Who interprets the Plan?

     Any questions of interpretation arising under the Plan will be determined by our Board of Directors, by an authorized officer or the Plan Administrator with respect to any determinations regarding affiliated accounts (see Question
27), and any such determinations will be final.

26. May the Plan be changed or discontinued?

     While we hope to continue the Plan indefinitely, we may modify, amend, suspend, or terminate the Plan, or any stockholder's interest therein, at any time, including the period between a dividend record date and the related dividend payment date, upon the giving of 90 days prior written notice to each affected Participant and, in the case of the modification, amendment, suspension, or termination of the Plan, 30 days prior written notice to each non-participating stockholder. If the Plan is amended or restated, a current participant will automatically be enrolled unless the Participant gives written notice to the contrary. We and/or the Plan Administrator also reserve the right to terminate any stockholder's participation in the Plan at any time.

27. What is the responsibility of the Plan Administrator?

     In administering the Plan, neither we nor the Administrator will be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim or liability arising from the failure to terminate a deceased Participant's account prior to receipt by the Administrator of written notice of such death or other matters relating to the timing of transactions. Neither TVFH, the Administrator nor their respective employees can provide any assurance of a profit or protection against a loss with respect to any shares purchased or held for safekeeping under the Plan.


                             DETERMINATION OF PRICE

     Initially, you may elect to have the cash dividends you receive reinvested in additional shares at a price of $26.00 per share. There is no established trading market for our shares. Our Board of Directors has established the $26.00 price based on its business judgment regarding the value of the shares with reference to our book value, our operations to date and general market and economic conditions. We may change the selling price completely at our discretion and we expect to do so on an annual basis. The selling price of $26.00 may not be indicative of the value at which the shares would trade if listed on an organized exchange or the amount a shareholder would received if we liquidated or dissolved.

     If we list our shares on a national stock exchange or include them for quotation on a national market system, we will, at our option, either purchase shares for you under the Plan on the exchange or market at the prevailing market price on the record date for dividend or issue the shares to you directly from our authorized but unissued shares. We cannot assure that the price we pay for the shares will be the lowest possible price available.


                                 USE OF PROCEEDS

     We do not know either the number of shares of common stock that will be ultimately sold pursuant to the Plan or the prices at which such shares will be sold. Net proceeds to us from the sale of treasury or authorized but unissued shares of common stock to the Plan will be used for general corporate purposes, including investments in or advances to our subsidiaries. If we list our shares on a national stock exchange or include them for quotation on a national market system, we will not receive any proceeds from the Plan on purchases made on the open market or in privately negotiated transactions


                              PLAN OF DISTRIBUTION

     The common stock acquired under the Plan will be sold directly by us through the Plan. Subject to the availability of shares of common stock registered for issuance under the Plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. Common stock may not be available under the Plan in all jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.


              INDEMNIFICATION OF OFFICERS, DIRECTORS AND AFFILIATES

     Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act authorize a corporation to provide for the indemnification of corporate officers, directors, employees and agents in certain circumstances, which circumstances could include indemnification for expenses and liabilities incurred in connection with claims arising under the Securities Act of 1933, as amended. Our Charter and Bylaws have adopted those provisions of Tennessee law to their fullest extent.


                                  LEGAL MATTERS

     Certain legal matters in connection with the issuance of the common stock offered through this Prospectus have been reviewed for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Johnson City, Tennessee.


                                     EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2003 have been so incorporated in reliance on the report of Pugh & Company, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov. We filed a registration statement with the

Commission under the Securities Act, relating to tour common stock offered under the Plan. This prospectus does not contain all of the information included in the registration statement. You will find additional information about us and our Common Stock in the registration statement. The registration statement may be read and copied at the Commission's public reference facilities described above.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This prospectus incorporates important business and financial information about us is not included in or delivered with this prospectus. The following documents we have filed with the Securities and Exchange Commission are incorporated by reference in this prospectus (Securities and Exchange Commission File No. 000-49863):

  1. Our annual report on Form 10-KSB for the year ended December 31, 2003; and
  2. Our quarterly reports on Form 10-QSB for the three months ended March 31, 2004 and June 30, 2004; and
  3. Our definitive proxy statement filed with the SEC on April 5, 2004.


We also incorporate by reference additional documents filed by us with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of our Common Stock under the Plan. Any statement contained in this prospectus or in a document incorporated in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, to constitute a part of this prospectus, except as so modified or superseded.

                                    EXHIBIT A

             Terms and Conditions of the Dividend Reinvestment Plan
             ------------------------------------------------------


     1. Illinois Stock Transfer Company ("IST"), acting as agent for each participant in the Dividend Reinvestment Plan ("the Plan"), will apply cash dividends which become payable to such participant on shares (including both certificated shares held in the owners' names and shares accumulated under the
Plan) of Tennessee Valley Financial Holdings, Inc.("TVFH") common stock.

     2. For the purpose of making purchases, the Plan Administrator will commingle each participant's funds with those of all other holders of TVFH common stock who are participants in the Plan. The purchase price per share of shares purchased for each participant's account shall be determined by the Board of Directors of TVFH.

     3. The Plan Administrator will make every effort to invest all dividends promptly after receipt of such payment, and in no event later than 45 days after such payment except where necessary under applicable Federal securities laws.

     4. A statement describing the cash dividends received, the number of shares purchased, the price per share, and the total shares purchased, the price per share, and the total shares accumulated under the Plan will be mailed to each participant as soon as practicable after completion of each investment for participant's account.

     5.  Each   participant  may  obtain,   without  charge,  a  certificate  or
certificates for all or part of the full shares credited to the participant's account at any time by making a request in writing.

     6. Participation in the Plan may be terminated by a participant at any time by written instructions to that effect. To be effective on a dividend payment date, the notice to discontinue must be received by the Plan Administrator at least 10 days prior to the record date for that dividend. IST may terminate a participant's participation in the Plan by mailing a written notice of termination to the participant at his or her address as it appears on IST records. Upon termination, a participant will receive a certificate for the full shares credited to the participant's account. Fractional shares credited to a terminating account will be paid in cash at the then established purchase price.

     7. Your unissued shares will be combined with your issued shares for voting purposes and one proxy will be sent to each stockholder. Fractional shares will also be voted.

     8. Any stock dividends or split shares distributed by TVFH on unissued shares held by the Plan Administrator for a participant will be credited to the participant's account.

     9. The fact that dividends are reinvested does not relieve participants of liability for income taxes that may be payable on such dividends. Dividends paid on accumulated shares and the amount of brokerage commissions and service charges paid by TVFH on behalf of each participant, will be included in the annual information return to the Internal Revenue Service, and a copy of such return will be sent to the participant, or the information included therein will be shown on the participant's final statement for the year.

     10. The Plan Administrator shall not be liable under the Plan for any act done in good faith for any good faith omission to act including without limitation, any claims for liability, (1) arising out of failure to terminate a participant's participation in the Plan upon the participant's death prior to receipt of notice in writing of such death, and (2) with respect to the prices at which shares are purchased for participant accounts and the time such purchase is made.

     11. TVFH is authorized to select another nationally recognized firm to replace IST as Plan Administrator if TVFH deems it necessary to do so. TVFH may amend or supplement the terms and conditions of the Plan from time to time. Participants will be notified prior to the effective date of such amendments and will be given the opportunity to withdraw from the Plan prior to the effectiveness of such amendments.

     12. The terms and conditions of the Plan shall be governed by the laws of the State of Tennessee.

                              --------------------

                              --------------------



                    TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.


                                  25,000 SHARES
                          COMMON STOCK, $1.00 PAR VALUE





                                   PROSPECTUS


                                November 15, 2004


                              --------------------

                              --------------------



No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by us or any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities, nor shall any sales of the securities be made pursuant to this prospectus, in any circumstances in which such offer or solicitation or sale is unlawful.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We are not offering our common stock in any state where the offer is not permitted.

We do not claim that the information in this prospectus is accurate as of any date other than the date stated on the cover.


                              --------------------

                              --------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item                                                   Amount
SEC registration fee                        $                          83
Legal fees and expenses                                            10,000
Accounting fees and expenses                                        1,000
Miscellaneous expenses                                              1,417
                                             -----------------------------
          Total                             $                      12,500
                                             =============================


Item 15.   Indemnification of Directors and Officers.

The Charter of the Registrant provides as follows:

          Section 8. Directors shall not have personal liability to the corporation or the corporation's shareholders for monetary damages for a breach of fiduciary duty as a director. This limitation shall not eliminate or limit the liability of a director for any breach of a director's duty of loyalty to the corporation or its shareholders or for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or unlawful distributions.

          Section 9. Each director, officer, and employee of the Corporation shall be entitled to all indemnification rights and protections now or hereafter available under applicable Tennessee law.

The Bylaws of the Registrant provide as follows:

          Section 11.1. CIVIL PROCEEDINGS. The corporation shall indemnify an individual made a party to a proceeding because he is or was a director or officer of the corporation against liability incurred in any civil proceeding if he conducted himself in good faith and in the case of conduct in his official capacity with the corporation, he reasonably believed that his conduct was in the best interest of the corporation, or in all other cases he reasonably believed that his conduct was at least not opposed to the best interest of the corporation.

          Section 11.2. CRIMINAL PROCEEDINGS. The corporation shall indemnify any individual made a party to a criminal proceeding because he is or was a director or officer of the corporation against any liability incurred in any criminal proceeding if he had no reasonable cause to believe his conduct was unlawful.

          Section 11.3. EMPLOYEE BENEFIT PLAN. The corporation shall indemnify any individual made a party to any proceeding because he is or was a director or officer of the corporation against any liability incurred in any proceeding relating to any employee benefit plan maintained by the corporation if his conduct with respect to said employee benefit plan was for a purpose he reasonably believed to be in the interests of the participants and the beneficiaries of the plan and his conduct was not opposed to the best interests of the corporation.

          Section 11.8. INTERPRETATION. This Article shall be interpreted to allow indemnification of directors and officers to the fullest extent allowable under Title 48 of the Tennessee Code Annotated as amended from time to time. Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions. A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect or (iii) a vote of the shareholders.

The Registrant is authorized by its charter and bylaws to purchase, and has purchased, a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity as such resulted in liability and the Registrant fails to reimburse such director or officer pursuant to the terms set forth above, or to the Registrant, in the event it has indemnified the director or officer and made such payments.


Item 16.   Exhibits.

Exhibit
Number                          Description of Exhibit
-------                         ----------------------
3.1*       Charter of Tennessee Valley Financial Holdings, Inc.
3.2*       Bylaws of Tennessee Valley Financial Holdings, Inc.
5.1#       Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
23.1#      Consent of Pugh & Company, P.C.
23.2# Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5.1)
24.1#      Power of Attorney (included on signature page)

-------------------

#  Filed  herewith
* Incorporated by reference to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 13, 2002


Item 17.   Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by
     Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7.   The undersigned Registrant hereby undertakes that:

     (a) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (b) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oak Ridge, State of Tennessee, on November 15, 2004.

                                               TENNESSEE VALLEY FINANCIAL
                                               HOLDINGS, INC.

                                               By:  /s/ Thomas E. Tuck
                                                   --------------------------
                                                    Thomas E. Tuck
                                                    President and CEO


                                POWER OF ATTORNEY

We, the undersigned officers and directors of Tennessee Valley Financial Holdings, Inc. , do hereby severally constitute and appoint Thomas E. Tuck and Jason Wilkinson and each of them our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including any post-effective amendments), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby, ratifying and confirming that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                            TITLE                          DATE
------------------------    ---------------------------      -------------------

/s/ Thomas E. Tuck          President, CEO and Director
----------------------      (Principal Executive Officer)     November 15, 2004
Thomas E. Tuck


/s/ Jason Wilkinson               Vice President
----------------------      (Principal Accounting Officer)    November 15, 2004
Jason Wilkinson


/s/ Victor Dodson
----------------------                Director                November 15, 2004
Victor Dodson


/s/ J. Michael Anderson
-----------------------               Director                November 15, 2004
J. Michael Anderson

/s/ J. Frank Jamison
-----------------------               Director                November 15, 2004
J. Frank Jamison


/s/ A.P. Cappiello
-----------------------               Director                November 15, 2004
A.P. Cappiello


/s/ Larry Beeman
-----------------------               Director                November 15, 2004
Larry Beeman


/s/ Terry L. Kerbs
-----------------------               Director                November 15, 2004
Terry L. Kerbs


/s/ Dr. Thomas D. Moye, Jr.
---------------------------           Director                November 15, 2004
Dr. Thomas D. Moye, Jr.


/s/ William Robert Witt
---------------------------           Director                November 15, 2004
William Robert Witt

                                INDEX TO EXHIBITS

Exhibit
Number                          Description of Exhibit
-------                         ----------------------
3.1*         Charter of Tennessee Valley Financial Holdings, Inc.
3.2*         Bylaws of Tennessee Valley Financial Holdings, Inc.
5.1#         Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
23.1#        Consent of Pugh & Company, P.C.
23.2#        Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
             (contained in Exhibit 5.1)
24.1#        Power of Attorney (included on signature page)

--------------
#  Filed herewith
* Incorporated by reference to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 13, 2002

                                                                     EXHIBIT 5.1
                                                                     -----------

          [BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC LETTERHEAD]

November 15, 2004

Tennessee Valley Financial Holdings, Inc.
401 South Illinois Avenue
Oak Ridge, TN 37830


Dear Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on or about the date hereof by Tennessee Valley Financial Holdings, Inc. (the "Company") for registration under the Securities Act of 1933, as amended (the "Act"), of 25,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), to be offered pursuant to the Company's Dividend Reinvestment Plan (the "Plan").

It is our opinion that all action necessary to register the Shares under the Act will have been taken when:

     a. the Registration Statement shall have become effective in accordance with the applicable provisions of the Act; and

     b. appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the registration of the Shares.

It is our further opinion that the Shares will be, upon issuance against receipt of the purchase price therefor (as defined in the Plan), validly authorized, validly issued, fully paid and non-assessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the Shares.

We are members of the Tennessee Bar and do not hold ourselves out as experts on the laws of any other State.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as are made therein.

                             Respectfully submitted,

                             /s/ BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC

                                                                    EXHIBIT 23.1
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 2004 relating to the financial statements and the financial statement schedule which appears in the Tennessee Valley Financial Holdings, Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pugh & Company, P.C.
Knoxville, Tennessee
November 15, 2004